Exhibit 3.2(e)
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CITIGROUP ORION FUTURES FUND L.P.
Under Section 121-202 of the Revised Limited Partnership Act
The undersigned, desiring to amend the Certificate of Limited Partnership of Citigroup Orion Futures Fund L.P. pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:
FIRST: The name of the Limited Partnership is Citigroup Orion Futures Fund L.P.
          The name under which the Limited Partnership was formed is Salomon Smith Barney Orion Futures Fund L.P.
SECOND: The date of filing of the Certificate of Limited Partnership is March 22, 1999.
THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:
     Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:
     The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:
Citigroup Managed Futures LLC
55 East 59th Street, 10th Floor
New York, NY 10022
Attn: Jennifer Magro
     Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of the general partner of the limited partnership, is hereby amended to reflect the name and mailing address of the sole general partner of the Partnership to:
     The name and mailing address of the sole general partner of the Partnership is:
Citigroup Managed Futures LLC
55 East 59th Street, 10th Floor
New York, NY 10022

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 19th day of September, 2008.

By:	Citigroup Managed Futures LLC, General Partner

By:	/s/ Jennifer Magro
Jennifer Magro
Authorized Person